Exhibit 10.9

SALES AND RECEIVABLES SALE AGREEMENT

          THIS AGREEMENT is entered into as of February 22, 2005 (“Effective Date”), by and between Vishay Americas, Inc., a Delaware, United States corporation (hereinafter referred to as “SalesCo”) and Siliconix Technology, C.V., a Netherlands limited partnership (hereinafter referred to as “Manufacturer”).

          WITNESSETH:

WHEREAS, Manufacturer is engaged in the manufacture and sale of semiconductor products (“Products”); and

WHEREAS, SalesCo and Manufacturer are parties to that certain Undisclosed Commission Agency Agreement dated January 1, 2004 (the “Existing Agreement”); and

WHEREAS, pursuant to the Existing Agreement and the parties’ business practices and course of conduct, (i) SalesCo acts as Manufacturer’s exclusive sales representative in the Territory (as defined herein) and (ii) Manufacturer sells to SalesCo all Receivables generated by the sale of Manufacturer’s Products; and

WHEREAS, the parties wish to enter into this Agreement to replace the Existing Agreement for purposes of more clearly documenting the parties’ intentions, business practice and course of conduct;

          NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and intending to be legally bound, the parties hereby agree as follows.

ARTICLE 1
DEFINITIONS

          Affiliate or Affiliates.   “Affiliate” or “Affiliates” shall mean any corporation, firm, partnership, or other entity, whether de jure or de facto, that directly or indirectly owns, is owned by, or is under common ownership with a party to this Agreement to the extent of at least 50 percent of the equity having the power to vote on or direct the affairs of the entity and any person, firm, partnership, corporation, or other entity actually controlled by, controlling, or under common control with a party to this Agreement.

          Business Day.  “Business Day” shall mean a day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required by law to be closed in New York, New York.

          Collections.  “Collections” shall mean all cash and other proceeds of the Receivables.

          Discount Rate.  “Discount Rate” shall mean a percentage agreed upon periodically, but not more frequently than annually, and determined at arm’s length by and with the approval of SalesCo and the independent directors of Siliconix incorporated, Manufacturer’s ultimate parent, which percentage is intended to discount the face amount of the Receivables by a factor that takes into consideration the risk of nonpayment, the time value of money based upon anticipated dates of collection of the Receivables, the cost to SalesCo of servicing the Receivables and a reasonable profit for SalesCo.

          Effective Date.   “Effective Date” is as defined in the preamble of this Agreement.

          Existing Agreement.   “Existing Agreement” is as defined in the recitals of this Agreement.

          Governmental Authority.  “Governmental Authority” shall mean any action or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government.

          Lien.  “Lien” shall mean with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge, security interest or claim in, on or against such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or other similar right of a third party with respect to such securities.

          Manufacturer.   “Manufacturer” shall mean Siliconix Technology, C.V.

          Obligor.  “Obligor” shall mean a customer of Manufacturer that is the obligor of any Receivable.

          Payment Date.  “Payment Date” shall mean with respect to any Receivable, the date SalesCo pays the Purchase Price for such Receivable pursuant to Section 5.2.

          Person.  “Person” shall mean  an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          Purchase Price.  “Purchase Price” shall have the meaning set forth in Section 5.2.

          Purchased Receivables.  Purchased Receivables shall mean Receivables and all Receivables Property in respect thereof that SalesCo purchases pursuant to this Agreement.

          Products.   “Products” is defined in the preamble of this Agreement.

          Receivable.  “Receivable” shall mean the indebtedness and payment obligations of any Person to Manufacturer (including, without limitation, obligations constituting an account or general intangible or evidenced by a note, instrument, contract, security agreement, chattel paper or other evidence of indebtedness or security) arising from a sale of merchandise by Manufacturer, including, without limitation, any right to payment for goods sold, and including the right to payment of any interest, sales taxes, finance charges, returned check or late charges and other obligations of such Person with respect thereto.

          Receivables Property.  “Receivables Property” shall have the meaning set forth in Section 5.1(a).

          Related Property. “Related Property” shall mean, with respect to each Receivable:

a. all of Manufacturer’s interest in the goods (including returned goods), if any, relating to the sale which gave rise to such Receivable;

b.     all other Liens, and Manufacturer’s interest in the property subject thereto from time to time purporting to secure payment of such Receivable, together with all financing statements signed by an Obligor describing any collateral securing such Receivable; and

c.     all Manufacturer’s interest in all contracts to the extent relating to such Receivable and Manufacturer’s interest in all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable;

in the case of clauses (b) and (c), whether pursuant to the contract related to such Receivable or otherwise or including without limitation, pursuant to any obligations evidenced by a note, instrument, contract, security agreement, chattel paper or other evidence of indebtedness or security and the proceeds thereof.

          SalesCo.   “SalesCo” shall mean Vishay Americas, Inc.

          Territory.   “Territory” shall be markets contained within the continents of North & South America.

ARTICLE 2
APPOINTMENT AS SALES COMPANY

SECTION 2.1. Appointment. Manufacturer hereby appoints SalesCo as its exclusive sales representative for the sale of Products in the Territory.

SECTION 2.2. Acceptance. SalesCo hereby accepts the appointment to be the exclusive sales representative of Manufacturer in the Territory.

SECTION 2.3.  Nature of Relationship.    The relationship established between Manufacturer and SalesCo by this Agreement is that of manufacturer and representative.  SalesCo is an independent contractor under this Agreement and shall not have the right to assume or create any obligation of any kind, either express or implied, on behalf of Manufacturer, except as expressly provided for in this Agreement.  Nothing in this Agreement shall be deemed to establish or otherwise create a relationship of principal and agent, employer and employee, or otherwise between Manufacturer and SalesCo.

SECTION 2.4.  Withholding Taxes and Related Matters.    Any withholding or related tax or other obligations relating to the payments due under the terms of this Agreement shall be complied with by SalesCo, shall be reflected in the payment notice, and shall not alter the amount of the obligation of SalesCo under this Agreement.

ARTICLE 3
RESPONSIBILITIES

SECTION 3.1. SalesCo. SalesCo shall at all times during the term of this Agreement:

a.     Actively and diligently promote the sale of the Products by, among other things, solicitation of inquiries and calls on customers and prospective customers to obtain inquiries and by rendering such services as may be required to present and sell Products;

b.     Provide service for existing and potential customer accounts within the Territory on a regular basis consistent with good business practice; In these efforts SalesCo will provide an adequate and trained sales force to promote the sale of Products;

c. Cooperate with and represent Manufacturer in promotional efforts;

d. Maintain a sales office or offices that shall be open during normal business hours;

e.     Facilitate communications by and between Manufacturer and customers or prospective customers regarding the Products inquiries, orders, delivery schedules, quality, service, administrative, or other matters; SalesCo shall maintain records and summary reports regarding such communications with customers and prospective customers, and shall provide such items to Manufacturer upon request of Manufacturer;

f.     Furnish to Manufacturer such other reports and information relating to the purpose of this Agreement (which includes but is not limited to sales activities, market prices, products and strategies of competitors, possible new products, future customer needs, market trends, and related matters) that may reasonably be requested from time to time by Manufacturer or that SalesCo shall become aware of during the term of this Agreement;

g. Perform administrative support functions such as order processing, customer credit review, customer invoicing, and Receivable processing for all sales of Product to customers in the Territory;

h. Immediately notify Manufacturer in writing of any claim that the Products infringe any trademark, copyright, trade secret, or similar law in order to allow Manufacturer to defend such claim.

SECTION 3.2. Manufacturer. Manufacturer shall at all times during the terms of this Agreement:

a. Provide to SalesCo, without charge:

i. All sales promotion and technical information materials regarding the Products as Manufacturer deems reasonably necessary;

ii. Full information with respect to all Products specification changes;

iii. All Products samples as Manufacturer deems necessary; and

iv. All Products brochures and printed advertising or technical data as Manufacturer deems necessary and useful.

b. Assume all market risk relating to the Products (being the risk that Products do not sell in the market of the Territory);

c.     Assume all risks relating to inventory, including risk related to product quality, returns and allowances, order processing errors, mistakes in the communication of product specifications, customer liability, or other and related matters except bad debt risk;

d.     Assume responsibility for all costs and risks related to the manufacture and sale of Product not expressly assumed by SalesCo under this Agreement, including but not limited to manufacturing costs, freight, import or other tariffs, and broker fees and other handling charges.  Manufacturer may engage Affiliates to assist in the importation of Products into the Territory.

ARTICLE 4
TERMS OF SALE OF PRODUCT

SECTION 4.1. Orders. SalesCo shall solicit orders from customers in the Territory pursuant to such procedures as Manufacturer shall periodically specify.

SECTION 4.2.  Representations.    SalesCo agrees to make only such representations as to quality, capacity, performance, and related matters with respect to the Products as shall periodically be specified by Manufacturer, and shall make all such representations on behalf of Manufacturer and solely in its capacity as Manufacturer’s exclusive sales representative in the Territory.

SECTION 4.3.  Manufacturer Advice.    Manufacturer shall advise SalesCo of all shipments of the Products no later than the day of shipment, giving the customer name, description, quantity, purchase order number, and other pertinent information.

SECTION 4.4.  Commission.    In consideration of the performance of SalesCo’s obligations under this Agreement as Manufacturer’s exclusive sales representative in the Territory, Manufacturer shall pay SalesCo as compensation a commission upon all sales of any of the Products within the Territory at a rate as agreed upon periodically and determined at arm’s length.  The calculation will be based upon sales net of all actual credits and allowances.

SECTION 4.5. Currency. All transactions between Manufacturer and SalesCo shall be denominated in U.S. Dollars.

SECTION 4.6.  Confidentiality.    Know how, financial, technical, business and other information obtained by SalesCo from Manufacturer hereunder shall be kept strictly confidential and shall not be used by SalesCo otherwise than for and in connection with the sales of the Products.  SalesCo shall cause suitable undertakings of secrecy to be given by its present personnel as well as by its future employees both for the period of their employment and for the time thereafter.

ARTICLE 5
PURCHASE AND SALE OF RECEIVABLES

SECTION 5.1. Purchase and Sale of Receivables.

a.     SalesCo hereby acquires and purchases from Manufacturer, and Manufacturer hereby sells, assigns, transfers and conveys to SalesCo, without recourse (except to the limited extent provided herein), all of Manufacturer’s right, title and interest in, to and under (i) all Receivables now existing or hereafter arising from time to time, (ii) all payment and enforcement rights (but none of the obligations) with respect to such Receivables, (iii) all Related Property in respect of such Receivables and (iv) all Collections with respect to the foregoing clauses (i), (ii) and (iii) (the payment and enforcement rights, Related Property and Collections referred to in clauses (ii), (iii) and (iv) above are hereinafter collectively referred to as the “Receivables Property”).

b.     On the date of creation of each newly created Receivable, all of Manufacturer’s right, title and interest in, to and under all such newly created Receivable and all Receivables Property in respect of such Receivable shall be immediately and automatically sold, assigned, transferred and conveyed to SalesCo pursuant to Section 5.1(a) above without any further action by Manufacturer or any other Person.

c.     The parties to this Agreement intend that the transactions contemplated by Sections 5.1(a) and (b) shall be, and shall be treated as, purchases by SalesCo and sales by Manufacturer of the Purchased Receivables and not a lending transaction.  All sales of Receivables and Receivables Property by Manufacturer hereunder shall be without recourse to, or representation or warranty of any kind (express or implied) by Manufacturer, except as otherwise specifically provided herein.  The foregoing sale, assignment, transfer and conveyance does not constitute and is not intended to result in a creation or assumption by SalesCo of any obligation of Manufacturer or any other Person in connection with the Receivables, the Receivables Property or any agreement or instrument relating thereto, including any obligation to any Obligor.  If this Agreement does not constitute a valid sale, assignment, transfer and conveyance of all right, title and interest of Manufacturer in, to and under the Purchased Receivables despite the intent of the parties hereto, Manufacturer hereby grants to SalesCo a “security interest” (as defined in the Uniform Commercial Code as in effect in the State of New York) in the Purchased Receivables and all proceeds thereof and the parties agree that this Agreement shall constitute a security agreement under the Uniform Commercial Code in effect in New York.

d.     In connection with the foregoing conveyances, Manufacturer acknowledges that SalesCo may record and file financing statements (and continuation statements with respect to such financing statements when applicable) with respect to the Receivables and Receivables Property now existing and hereafter acquired by SalesCo from Manufacturer meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect SalesCo’s ownership or security interest in the Purchased Receivables.

e.     In connection with the foregoing conveyances, Manufacturer agrees at its own expense, as agent of SalesCo, (i) to indicate on its files, books and records that the Purchased Receivables have been sold to SalesCo in accordance with this Agreement and (ii) to deliver to SalesCo or a party designated by SalesCo all licenses, rights, computer programs, related material, computer tapes, disks, cassettes and data necessary to the immediate collection of the Purchased Receivables by SalesCo.

SECTION 5.2.  Purchase Price.  The amount payable by SalesCo to Manufacturer (the “Purchase Price”) for Purchased Receivables on any Payment Date under this Agreement shall be equal to the product of (a) the aggregate outstanding Principal Amount of such Purchased Receivables times (b) the then-applicable Discount Rate.  The Purchase Price for any Purchased Receivables shall be paid by SalesCo to Manufacturer not more than 30 days from the date such Purchased Receivables are generated by Manufacturer and acquired by SalesCo.  Amounts not paid when due in accordance with the terms of this Agreement shall bear interest at a rate equal at all times to the Prime Rate plus 4%, payable on demand.

SECTION 5.3.  No Repurchase.  Except to the extent expressly set forth herein, Manufacturer shall not have any right or obligation under this Agreement, by implication or otherwise, to repurchase from SalesCo any Purchased Receivable or to rescind or otherwise retroactively affect any purchase of any Purchased Receivable after the date such Purchased Receivable is transferred pursuant to Section 5.1(a).

SECTION 5.4.  Limited Repurchase Obligation. In the event that any representation or warranty contained in Section 7.2 in respect of any Purchased Receivable is not true and correct in any material respect on the applicable date of transfer pursuant to

Section 5.1(a) and such breach has a material adverse effect on SalesCo’s interest in such Purchased Receivable, then Manufacturer agrees to pay to SalesCo in cash an amount equal to the Purchase Price of such Receivable less Collections received by SalesCo in respect of such Receivable, such payment to occur no later than the 30th day after the day such breach or incorrectness becomes known (or should have become known with due diligence) to Manufacturer (unless such breach or incorrectness shall have been cured on or before such day). Any payment by Manufacturer pursuant to this Section 5.4 is referred to as a “Manufacturer Repurchase Payment”.  Manufacturer’s obligation to repurchase any Purchased Receivable shall, upon satisfaction thereof, constitute the sole remedy available to SalesCo arising out of the event giving rise to such obligation.  Simultaneously with any Manufacturer Repurchase Payment with respect to any Purchased Receivable, such Purchased Receivable shall immediately and automatically be deemed sold, assigned, transferred and reconveyed by SalesCo to Manufacturer without any further action by SalesCo or any other Person.

SECTION 5.5.  Obligations Unaffected.  The obligations of Manufacturer to SalesCo under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable or any sale of a Receivable.

SECTION 5.6.  Certain Charges. Manufacturer and SalesCo agree that late charge revenue, reversal of discounts, other fees and charges and other similar items, whenever created, accrued in respect of Purchased Receivables shall be the property of SalesCo and all Collections with respect thereto shall continue to be allocated and treated as Collections in respect of Purchased Receivables.

SECTION 5.7.  Further Assurances.  From time to time at the request of Manufacturer, SalesCo shall deliver to Manufacturer such documents, assignments, releases and instruments of termination as Manufacturer may reasonably request to evidence the reconveyance by SalesCo to Manufacturer of a Purchased Receivable pursuant to the terms of Section 5.4, provided that SalesCo shall have been paid all amounts due thereunder, and SalesCo shall take such action as Manufacturer may reasonably request, at the expense of Manufacturer, to assure that any such Receivable, the Related Property and Collections with respect thereto do not remain commingled with other Collections hereunder.

ARTICLE 6
CONDITIONS TO PURCHASES

SECTION 6.1.  Conditions Precedent to All SalesCo’s Purchases of Receivables. The obligation of SalesCo to purchase and pay for any Purchased Receivable shall be subject to the further conditions precedent that, on and as of the date such Purchased Receivable is transferred pursuant to Section 5.1(a):

a.     the representations and warranties of Manufacturer contained in Section 7.2 shall be true and correct in all material respects as though made on and as of such date, except to the extent any such representation or warranty is expressly made only as of another date (in which case it shall be true and correct in all material respects on and as of such other date);

b. SalesCo shall have received such other approvals, opinions or documents as SalesCo may reasonably request; and

c.     Manufacturer shall have complied with all of its covenants in all material respects and satisfied all of its obligations in all material respects under this Agreement required to be complied with or satisfied as of such date;

provided, however, that the failure of Manufacturer to satisfy any of the foregoing conditions shall not prevent Manufacturer  from subsequently selling newly created Receivables upon and after the satisfaction of all such conditions.

ARTICLE 7
REPRESENTATIONS AND WARRANTIES

SECTION 7.1. Representations and Warranties of SalesCo. SalesCo represents and warrants for the benefit of Manufacturer as follows:

a.     It (i) is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and (ii) has the requisite corporate power and authority to effect the transactions contemplated hereby.

b.     The execution, delivery and performance by it of this Agreement and all instruments and documents to be delivered by it hereunder, and the transactions contemplated hereby and thereby, (i) are within its corporate powers, have been duly authorized by all necessary corporate action, including the consent of shareholders where required, and do not (A) contravene its charter or by-laws, (B) violate any law or regulation or any order or decree of any court or governmental instrumentality, (C) conflict with or result in the breach of, or constitute a default under, any indenture, mortgage or deed of trust or any material lease, agreement or other instrument binding on or affecting it or any of its properties or (D) result in or require the creation or imposition of any Lien except as created or imposed hereunder, and no transaction contemplated hereby requires compliance on its part with any bulk sales act or similar law, and (ii) do not require the consent of, authorization by or approval of or notice to or filing or registration with, any Governmental Authority or any other Person other than those which have been obtained or made, except for the filing of the Financing Statements referred to in Section 5.1(d).   This Agreement has been duly executed and delivered by SalesCo and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as such enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general, and (B) general principles of equity (whether considered in a suit at law or in equity).

SECTION 7.2.  Representations and Warranties of Manufacturer.  Manufacturer hereby represents and warrants for the benefit of SalesCo on the Closing Date and on each date of transfer of Receivables pursuant to Section 5.1(a), as follows:

a.     Organization and Good Standing.  Manufacturer (i) is a limited partnership duly organized and validly existing in good standing under the laws of the Netherlands, (ii) is duly qualified as a foreign limited partnership and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect and (iii) and has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

b.     Due Authorization.  The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by Manufacturer by all necessary action on its part.

c.     Valid Sale; Binding Obligations.  Each transfer of Receivables and Receivables Property made pursuant to this Agreement shall constitute a valid sale, transfer and assignment of the Receivables and the Receivables Property to SalesCo which is perfected and of first priority under applicable law, enforceable against creditors of, and purchasers from, Manufacturer; and this Agreement constitutes an enforceable obligation of Manufacturer in accordance with its terms, except as such enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general, and (B) general principles of equity (whether considered in a suit at law or in equity).

d.     No Violation.  The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the fulfillment of the terms hereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the limited partnership agreement of Manufacturer or any contract, indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which Manufacturer is a party or by which Manufacturer or any of its properties is bound, (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such contract, indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument, other than this Agreement, or (iii) violate any law or any order, rule, or regulation of any court or of any federal, state, local or other regulatory body, administrative agency, or other governmental instrumentality of the United States of America having jurisdiction over Manufacturer or any of its properties.

e.     No Proceedings.  There are no proceedings or investigations pending or, to the knowledge of Manufacturer, threatened against Manufacturer before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

f.     Government Approvals.  No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by Manufacturer of this Agreement except for the filing of the UCC financing statements, all of which, at the time required, shall have been duly made and shall be in full force and effect.

g. Bona Fide Receivables. Each Receivable of Manufacturer arises out of Manufacturer’s performance in accordance with the terms of the contract, if any, giving rise to such Receivable.

h.     Quality of Title.  Manufacturer is the legal and beneficial owner of each Receivable and all related Receivables Property which is to be transferred to SalesCo by Manufacturer, and such Receivables and Receivables Property shall be transferred by Manufacturer free and clear of any Lien (other than any Lien arising solely as the result of any action taken by SalesCo hereunder).

i.     Valid Transfers.  No transfer of any Purchased Receivable to SalesCo by Manufacturer constitutes a fraudulent transfer or fraudulent conveyance or is otherwise void or voidable under similar laws or principles, the doctrine of equitable subordination or for any other reason.  The sales of Purchased Receivables by Manufacturer to SalesCo pursuant to this Agreement, and all other transactions between Manufacturer and SalesCo, have been and will be made in good faith and without intent to hinder, delay or defraud creditors of Manufacturer, and Manufacturer acknowledges that it has received and will receive fair consideration and reasonably equivalent value for the purchases by SalesCo of the Purchased Receivables hereunder.  Manufacturer’s sale to SalesCo of Purchased Receivables constitutes a true sale of such Purchased Receivables under applicable U.S. state or foreign law.

j.     Accounting Treatment.  Manufacturer will not prepare any financial statements that shall account for the transactions contemplated hereby in a manner which is, nor will it in any other respect (except for tax purposes) account for the transactions contemplated hereby in a manner which is, inconsistent with SalesCo’s ownership interest in the Purchased Receivables.

k.     Solvency.  Both prior to and after giving effect to the transactions contemplated by the Transaction Documents, (i) the assets of Manufacturer, at fair valuation, will exceed its liabilities (including contingent liabilities), (ii) the capital of Manufacturer will not be unreasonably small to conduct its business, and (iii) Manufacturer will not have incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature.

l.     Investment Company Act.  Neither Manufacturer nor any of Manufacturer’s Subsidiaries is (i) an “investment company” registered or required to be registered under the 1940 Act, or (ii) a “holding company”, or a “subsidiary company” or an “affiliate” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

m.     Receivables Documents.  Upon the delivery, if any, by Manufacturer to SalesCo of licenses, rights, computer programs, related materials, computer tapes, disks, cassettes and data relating to the administration of the Purchased Receivables pursuant to subsection 5.1(e), SalesCo shall have been furnished with all materials and data necessary to permit immediate collection of the Purchased Receivables without the participation of Manufacturer in such collection.

The representations and warranties set forth in this Section 7.2 shall survive the transfer and assignment of the respective Purchased Receivables to SalesCo pursuant to this Agreement.  Manufacturer hereby represents and warrants to SalesCo, as of the Effective Date and each date Receivables are sold to SalesCo that the representations and warranties of Manufacturer set forth in this Section 7.2 are true and correct as of such date.  Upon discovery by Manufacturer or SalesCo of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other.

ARTICLE 8
GENERAL COVENANTS

SECTION 8.1. Affirmative Covenants of SalesCo. SalesCo covenants that it shall:

a.     Provide Manufacturer’s  customers with invoices of Receivables due, collect payments, send late notices (as applicable) and process requests for extensions, modifications, upgrades, feature additions, payoffs and rewrites and shall otherwise service the Receivables.

b. Not make any representation, warranty, or guaranty in connection with the Products other than as authorized by Manufacturer and as Manufacturer’s sales representative.

c.     Advise Manufacturer of any claim for damages or breach of warranty in respect to the Product asserted by a customer purchasing such Products and shall cooperate with Manufacturer in the defense or handling of such claims.

d. Promptly furnish Manufacturer with product samples and any related information when a warranty claim is made by a customer.

e.     Not at any time do or cause to be done, or fail to do or cause to be done, any act or thing, directly or indirectly, contesting or in any way impairing Manufacturer’s right, title, or interest in any trademark.

SECTION 8.2. Affirmative Covenants of Manufacturer. Manufacturer covenants that:

a.     It shall use all reasonable efforts to cause all payments made by Obligors in respect of Purchased Receivables to be paid to SalesCo.  In the event that Manufacturer receives Collections or other payments or distributions in respect of any Purchased Receivables, Manufacturer shall hold such Collections, payments or distributions for the benefit of SalesCo and shall deliver to SalesCo all such Collections, payments and distributions in the same form received.

b.     From time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable or that SalesCo may reasonably request, to protect or more fully evidence SalesCo’s ownership, right, title and interest in the Purchased Receivables, or to enable SalesCo to exercise or enforce any of its rights hereunder.  Without limiting the generality of the foregoing, Manufacturer will upon the request of SalesCo (i) execute and file, in accordance with the provisions of the Uniform Commercial Code of the applicable jurisdiction, continuation statements with respect to all financing statements filed in connection with the transactions contemplated hereby, as well as such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or, in the reasonable opinion of SalesCo, desirable, and (ii) provide to SalesCo upon request copies of the relevant portion of its books and records that evidence that the Purchased Receivables have been sold and assigned to SalesCo,

c.     It hereby irrevocably authorizes SalesCo to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Purchased Receivables, without the signature of Manufacturer where permitted by law.

d.     If it fails to perform any of its agreements or obligations under this Agreement, SalesCo or its assignees may (but shall not be required to) perform, or cause performance of, such agreements or obligations, and the expenses of SalesCo incurred in connection therewith shall be payable by Manufacturer.

e.     SalesCo (and its assignees) shall have the right at any time to notify, or require that Manufacturer at its own expense notify, the Obligors of SalesCo’s ownership of the Purchased Receivables and to direct that payment of all amounts due or to become due in respect of the Purchased Receivables be made directly to SalesCo or its designee.

f.     Upon SalesCo’s written request and at Manufacturer’s expense, Manufacturer shall (i) assemble all of its documents, instruments and other records (including credit files and computer tapes or disks) that (A) evidence or will evidence or record Purchased Receivables and (B) are otherwise necessary or desirable to effect Collections of such Purchased Receivables (collectively, the “Documents”) and (ii) deliver the Documents to SalesCo or its designee at a place designated by SalesCo.

g.     It hereby grants to SalesCo an irrevocable power of attorney (coupled with an interest) to take any and all steps in Manufacturer’s name necessary or desirable, in the reasonable opinion of SalesCo, to collect all amounts due in respect of the Purchased Receivables, including, without limitation, endorsing Manufacturer’s name on checks and other instruments representing Collections, enforcing the Purchased Receivables and exercising all rights and remedies in respect thereof.

h.     It shall cause its parent, Siliconix incorporated, to disclose the sale of the Receivables to SalesCo in each quarterly and annual filing with the Securities and Exchange Commission that Siliconix incorporated makes after the Effective Date.

SECTION 8.3. Negative Covenants. Manufacturer covenants that:

a.     Security Interests.  Except for the conveyances hereunder and as provided below, Manufacturer will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any other Lien on any Receivable or Receivables Property, whether now existing or hereafter created, or any interest therein.

b.     Extension or Amendment of Receivables. Manufacturer will not extend, rescind, cancel, amend or otherwise modify, or attempt or purport to extend, rescind, cancel, amend or otherwise modify, the terms of any Purchased Receivables, or otherwise take any action to exercise any control over any Purchased Receivable or any portion thereof.

ARTICLE 9
INDEMNIFICATION

SECTION 9.1.  Manufacturer Indemnification.  Manufacturer hereby agrees to indemnify, defend and hold harmless SalesCo from and against any and all claims, losses, liabilities, obligations, damages, penalties, actions, judgments, suits, costs (including reasonable attorneys’ fees), expenses and disbursements of any kind or nature whatsoever (collectively, “Losses”) arising out of or in connection with Manufacturer’s breach of any of its representations, warranties, covenants or agreements in this Agreement; provided that Manufacturer shall have no obligation under this Section 9.1 to SalesCo with respect to any such Losses to the extent resulting from gross negligence or willful misconduct of

SalesCo, its agents or its assignees.  Manufacturer shall also save, hold harmless, and defend SalesCo from and against any Losses on account of or resulting from any claim or action for infringement of any existing or future patent, copyright, or trademark in the Territory, or misappropriation of any trade secret or other intellectual property right with respect to Product; provided that Manufacturer shall have no obligation under this Section 9.1 to SalesCo with respect to any such Losses to the extent resulting from gross negligence or willful misconduct of SalesCo, its agents or its assignees.  Manufacturer shall defend any such claim or action at its own expense, provided that SalesCo promptly notifies Manufacturer on learning of any such claim or action and cooperates with Manufacturer in defending any such claim or action.  The agreements set forth in this Section 9.1 shall survive the collection of all Purchased Receivables, the termination of this Agreement and the payment of all amounts payable hereunder.

SECTION 9.2.  SalesCo Indemnification.  SalesCo hereby agrees to indemnify, defend and hold harmless Manufacturer from and against any and all Losses arising out of or in connection with SalesCo’s breach of any of its representations, warranties, covenants or agreements in this Agreement; provided that SalesCo shall have no obligation under this Section 9.2 to Manufacturer with respect to any such Losses to the extent resulting from the gross negligence or willful misconduct of Manufacturer, its agents or its assignees.

ARTICLE 10
TERM AND TERMINATION

SECTION 10.1.  Term.    This Agreement shall remain in effect for a period of twelve months from the Effective Date and shall renew automatically upon each anniversary of the Effective Date, each time for an additional twelve months, unless and until either party has given the other party 30 days’ written notice that it does not wish the term of this Agreement to be extended.

SECTION 10.2. Termination. Either party shall have the right to terminate this Agreement at any time, by giving three (3) months’ written notice to the other party.

SECTION 10.3. Rights and Duties on Termination. On termination of this Agreement:

a.     SalesCo shall have no further right to purchase Accounts Receivables or sell Products, but SalesCo shall own all Receivables created prior to such termination and all Receivables Property in respect thereof;

b. Manufacturer shall have the right to retain any sums already paid by SalesCo under this Agreement, and SalesCo shall pay all sums accrued that are then due under this Agreement; and

c. SalesCo shall discontinue all use of any trademark and shall have no further right, title, or interest in any trademark.

ARTICLE 11
MISCELLANEOUS

SECTION 11.1.  Notices.    Any and all notices, elections, offers, acceptances, and demands permitted or required to be made under this Agreement shall be in writing, signed by the person giving such notice, election, offer, acceptance, or demand and shall be delivered personally, or sent by registered or certified mail, with a copy by facsimile, to the party, addressed as follows:

Siliconix Technology, C.V.
2201 Laurelwood Road
Santa Clara, CA 95054
USA
Attention: Dr. King Owyang
Fax: 1 (408) 567-8950

Vishay Americas, Inc.
63 Lincoln Highway
Malvern, PA 19355
USA
Attention: Richard Grubb
Fax: (610) 889-2161

SECTION 11.2.  Force Majeure.    If the performance of any part of this Agreement by either party, or of any obligation under this Agreement, is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the party liable to perform, unless conclusive evidence to the contrary is provided, the party so affected shall, on giving written notice to the other party, be excused from such performance to the extent of such prevention, restriction, interference, or delay, provided that the affected party shall use its reasonable best efforts to avoid or remove such causes of nonperformance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

SECTION 11.3.  Governing Law.  This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York (including Section 5-1401 of the General Obligations Law of the State of New York, but otherwise without regard to conflicts of law principles).

SECTION 11.4.  Amendment.    No change, modification, or amendment of this Agreement shall be valid or binding on the parties unless such change or modification shall be in writing signed by the party or parties against whom the same is sought to be enforced.

SECTION 11.5. Remedies Cumulative. The remedies of the parties under this Agreement are cumulative and shall not exclude any other remedies to which the party may be lawfully entitled.

SECTION 11.6.  Further Assurances.    Each party hereby covenants and agrees that it shall execute and deliver such deeds and other documents as may be required to implement any of the provisions of this Agreement.

SECTION 11.7.  No Waiver.    The failure of any party to insist on strict performance of a covenant hereunder or of any obligation hereunder shall not be a waiver of such party’s right to demand strict compliance therewith in the future, nor shall the same be construed as a novation of this Agreement.

SECTION 11.8.  Integration.    This Agreement constitutes the full and complete agreement of the parties.  This Agreement replaces the Existing Agreement, which is hereby deemed to be terminated as of the date hereof in all respects.

SECTION 11.9.  Captions.    Titles or captions of articles and sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision hereof.

SECTION 11.10.  Number and Gender.    Whenever required by the context, the singular number shall include the plural, the plural number shall include the singular, and the gender of any pronoun shall include all genders.

SECTION 11.11.  Counterparts.    This Agreement may be executed in multiple copies, each of which shall for all purposes constitute an Agreement, binding on the parties, and each partner hereby covenants and agrees to execute all duplicates or replacement counterparts of this Agreement as may be required.

SECTION 11.12.  Computation of Time.    Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall on a Saturday, Sunday, or any public or legal holiday, whether local or national, the person having such privilege or duty shall have until 12:00P.M. EST on the next succeeding business day to exercise such privilege, or to discharge such duty.

SECTION 11.13. Costs and Expenses. Unless otherwise provided in this Agreement, each party shall bear all fees and expenses incurred in performing its obligations under this Agreement.

SECTION 11.14.  Binding Effect, Assignment, etc.    This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their permitted assigns and successors-in-interest. Neither party may assign any right, or delegate any obligation hereunder without the express prior written consent of the other, which consent shall be strictly at the discretion of such other party and may be contingent, if given, upon such terms and conditions as it sees fit.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first written above by their authorized officers.

SILICONIX TECHNOLOGY, C.V., a Netherlands Limited Partnership

By:	SILICONIX SEMICONDUCTOR, INC.,
its General Partner

/s/ KING OWYANG

King Owyang, President

VISHAY AMERICAS, Inc.

/s/ RICHARD N. GRUBB

Richard N. Grubb, Treasurer